 As filed with the Securities and Exchange Commission on February ________, 2000
                                                   Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Tasty Fries, Inc.
             (Exact name of Registrant as specified in its charter)

                  Nevada                              65-0259052
         (State or other jurisdiction                 (IRS Employer
         of Incorporation or Organization)            Identification
                                                      number)

                65 Sentry Parkway, Suite One, Blue Bell, PA 19422
          (Address of Principal Executive Offices, including zip code)

                            STOCK GRANTS PURSUANT TO
                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                           (Full Title of the Plan(s))

                           Edward C. Kelly, President
                                Tasty Fries, Inc.
                          650 Sentry Parkway, Suite One
                               Blue Bell, PA 19422
                     (Name and Address of Agent for Service)

                                 (610) 941-2109
          (Telephone Number, including Area Code, of Agent for Service)

                                Myles J. Tralins
                           Tralins & Associates, Inc.
                         One Biscayne Tower, Suite #2930
                          Two South Biscayne Boulevard
                              Miami, Florida 33131
                                 (305) 374-3300


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


         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
TITLE OF                   AMOUNT           PROPOSED                   PROPOSED                  AMOUNT OF
SECURITIES TO BE           TO BE            MAXIMUM                    MAXIMUM                   REGISTRATION
REGISTERED                 REGISTERED       OFFERING PRICE             AGGREGATE                 FEE
                                            PER SHARE (1)              OFFERING PRICE (1)
------------------------------------------------------------------------------------------------------------------
Common
Stock, $.0001
Par Value                  $350,000         $.45                       $157,500                  $43.79
------------------------------------------------------------------------------------------------------------------
                                                                       TOTAL                     $43.79



         (1) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c).

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EXPLANATORY NOTE:

         In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Tasty Fries, Inc. (the "Registrant") pursuant to the Resolutions of the Board of Directors of the Registrant on February 9, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (b) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.

         (a) The Registrant's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either
(1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or
(2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

ITEM 4.                    DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.                    INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Nevada General Corporation Law Section 78.751 thereof, the Registrant shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same shall be added and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other right to which any persons may be entitled under any By-Law, resolution or shareholders, resolution of directors, agreement or otherwise, as permitted by said articles, as to action in any capacity in which he served at the request of the Company.

ITEM 7.                    EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.                    EXHIBITS

ITEM NO.                          DESCRIPTION

         4.1 Copy of the Resolutions of the Board of Directors dated February 9, 2000.

         5        Opinion dated February 10, 2000 of Tralins & Associates, P.A.
                  relating to the issuance of shares of Common Stock pursuant to the Resolutions of the Board of Directors dated February 9, 2000.

         23.1 Consent of Tralins & Associates, P.A. included in the Opinion filed as Exhibit 5 hereto.

         23.2 Consent of Schiffman Hughes Brown, Independent Certified Public Accountants.

ITEM 9.                    UNDERTAKINGS

                  (1)      The undersigned Registrant hereby undertakes:

                           (a)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (b)      That, for the purpose of determining any
liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (c)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, State of Pennsylvania, on this 14th day of February, 2000.

                                                 TASTY FRIES, INC.

                                                 By: /s/ Edward C. Kelly
                                                 Edward C. Kelly, President
                                                 and Principal Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                   TITLE                      DATE
                                   -----                      ----

/s/ Edward C. Kelly                Director                  February 14, 2000
Edward C. Kelly

/s/ Leonard Klarich                Director                  February 14, 2000
Leonard Klarich

/s/ Jurgen Wolf                    Director                  February 14, 2000
Jurgen Wolf

/s/ Ian Lambert                    Director                  February 14, 2000
Ian Lambert

/s/ Kurt Ziemer                    Director                  February 14, 2000
Kurt Ziemer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION

4.1         Copy of Resolutions of the Board of Directors dated February 9, 2000

5           Opinion dated February 10, 2000 of Tralins &
            Associates, P.A. relating to the issuance of shares of Common Stock pursuant to the Resolutions of the Board of Directors dated February 9, 2000.

23.1 Consent of Tralins & Associates, P.A. included in the Opinion filed as Exhibit 5 hereto.

23.2        Consent of Schiffman Hughes Brown, Independent Certified Public
            Accountants.

                                   RESOLUTIONS

         RESOLVED, that in payment for legal services provided to the Company by Bruce J. Lurie from October 10, 1999 through February 7, 2000, the Company grants 175,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for legal services provided to the Company by Myles J. Tralins from October 10, 1999 through February 7, 2000, the Company grants 175,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").